INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 12, 1996 included in II-VI Incorporated's Form 10-K for the year ended June 30,
1996.


/s/ Alpern, Rosenthal & Company
Pittsburgh, Pennsylvania
September 26, 1996